EXHIBIT 10.6


                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("Agreement") is entered into this ___ day of June 2001, and shall be effective as of the date specified in Section 2.7 hereof ("Effective Date") by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation ("CSMC"), with offices at 8700 Beverly Boulevard, Los Angeles, California 90048-1865, and ARBIOS TECHNOLOGIES, INC., a Delaware corporation ("Licensee"), with offices at 2331 Buckingham Lane, Los Angeles, California 90077-1339.

                                 R E C I T A L S

      A. CSMC owns and/or is entitled to grant license rights with respect to certain Patent Rights and Technical Information (as defined below) invented or developed in the course of certain studies in the area of liver cell procurement and cryopreservation for use in cell-based therapies like hepatocyte transplantation and support of failing liver using extracorporeal liver assist devices (the "Liver Studies Programs") at CSMC conducted under the direction or supervision of Achilles A. Demetriou, M.D., Ph.D., or Jacek Rozga, M.D., Ph.D. (hereinafter collectively referred to as the "Inventors").

      B. CSMC desires to have the Patent Rights and the Technical Information developed, used and commercialized in the Field of Use (as defined below) by Licensee, and Licensee desires to obtain an exclusive, worldwide license to conduct research in the Field of Use, and to develop, manufacture, use and sell Products (as defined below) in the Field of Use, using the Patent Rights and Technical Information in accordance with the terms of this Agreement. Other than the rights expressly granted by CSMC hereunder within the Field of Use, Licensee acknowledges that CSMC shall retain all other rights with respect to the Patent Rights and the Technical Information.

      C. CSMC and Licensee intend that the execution, delivery and performance of this Agreement by each party, and the consummation of the transactions contemplated hereunder, shall not at any time threaten CSMC's tax-exempt status under Section 501(c)(3) of the Internal Revenue Code and Section 23701d of the California Revenue and Taxation Code, or cause CSMC to be in default under any of CSMC's issued and outstanding tax-exempt bonds.

      NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 "AFFILIATE" or "AFFILIATES" shall mean any corporation, person or entity, which controls, is controlled by, or is under common control with, a party to this Agreement without regard to stock or other equity ownership. For purposes hereof, the terms "control" and "controls" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, person or entity, whether through the ownership of voting securities, by contract or otherwise.


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

      1.2 "CONFIDENTIAL INFORMATION" shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement, including, without limitation, all specifications, know-how, trade secrets, technical information, drawings, software, models, business information and patent applications pertaining to the Patent Rights and Technical Information, and as further provided in Section 10 hereof.

      1.3 "FDA" shall mean the United States Food and Drug Administration, or any successor agency thereof.

      1.4 "FIELD OF USE" shall mean any and all applications and uses of any of the Licensed Patents or any of the Technical Information.

      1.5 "FUNDING AGENCIES" shall mean any public or private granting agencies which have provided funding to CSMC or the Inventors for the development of any of the Patent Rights or Technical Information prior to the Effective Date.

      1.6 "FUTURE PATENT RIGHTS" shall mean any patents and/or patent applications claiming Inventions invented after the Effective Date through any use of the Patent Rights or Technical Information licensed hereunder arising from work conducted by or under the direction of the Inventors during the course of their employment with CSMC, and any patents and/or patent applications (including provisional patent applications) in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates and extensions thereof, whether domestic or foreign, and any patent that issues thereon. Future Patent Rights do not include any Inventions conceived or reduced to practice solely during the Inventors' course of employment, if any, with Licensee.

      1.7 "FUTURE TECHNICAL INFORMATION" shall mean the following information in the Field of Use developed after the Effective Date through practicing the Inventions claimed in or otherwise arising through any of the Patent Rights or Technical Information licensed hereunder arising from work conducted by or under the direction of the Inventors during the course of their employment with CSMC:
Know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, preclinical and clinical information, and any and all confidential and proprietary information described in the Future Patent Rights or Inventions invented after the Effective Date through any use of the Patent Rights or Technical Information. Future Technical Information does not include any know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, pre-clinical and clinical information conceived or reduced to practice solely during the Inventors' course of employment, if any, with Licensee.


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


      1.8 "INVENTION" shall mean all unpatented, patentable and patented inventions, discoveries, designs, apparatuses, systems, machines, methods, processes, uses, devices, models, composition of matter, technical information, trade secrets, know how, codes, programs or configurations of any kind which are in the Field of Use.

      1.9 "LICENSEE IMPROVEMENTS" shall mean any and all processes, uses, designs, applications, methods and compositions-of-matter, indications, improvements, enhancements and modifications in the Field of Use that relate to, and are directly based upon or directly created using, the Patent Rights and/or Technical Information and which were discovered or developed by or on behalf of Licensee (exclusive of work performed by CSMC or the Inventors during the course of their employment with CSMC, but inclusive of work performed by Licensee's sublicensees under circumstances where Licensee has obtained such sublicensees' prior written consent), during the term of this Agreement.

      1.10 "PATENT RIGHTS" shall mean the patents and/or patent applications existing on the Effective Date which are described on Schedule A attached hereto, and all patents and/or patent applications (including provisional patent applications) existing as of the Effective Date in any other country corresponding to any of the foregoing, and all divisions, continuations, continuations-in-part, reissues, reexaminations, supplementary protection certificates and extensions thereof, whether domestic or foreign, and any patent that issues thereon. The Patent Rights are all owned by CSMC.

      1.11 "PRODUCT" or "PRODUCTS" shall mean any products or services that utilize, are derived from or made from, or incorporate, in any manner whatsoever, any of the Patent Rights or Technical Information.

      1.12  "TECHNICAL  INFORMATION"  shall mean, as of the Effective  Date, any know-how, trade secrets, unpublished patent applications, software, bioinformatics, unpatented technology, technical information, statistical information and analyses, biological materials, chemical reagents, preclinical and clinical information, in each case which has been conceived or reduced to practice prior to the Effective Date, in the conduct by CSMC of the Liver Studies Programs at CSMC under the direction or supervision of any of the Inventors. The Technical Information shall further include information described in Schedule B hereto which is described in, or useful in the practice of, the Patent Rights and which has been conceived or reduced to practice prior to the Effective Date in the conduct of any of the aforementioned research programs at CSMC under the direction or supervision of any of the Inventors. The Technical Information is owned by CSMC.

      1.13 "TERRITORY" shall mean the World.

      1.14 "VALID CLAIM" shall mean a claim of (a) a patent application included within the Patent Rights, which patent application has not been pending for longer than ten (10) years after its first filing, or (b) an issued patent included within the Patent Rights, which claim has not (i) lapsed, been canceled or become abandoned, (ii) been declared invalid or unenforceable by a non-appealable decision or judgment of a court or other appropriate body or authority of competent jurisdiction, or (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.



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


2.    LICENSE

      2.1 GRANT OF EXCLUSIVE RIGHTS. Subject to the terms of this Agreement, CSMC hereby grants to Licensee, and Licensee hereby accepts from CSMC, the exclusive, worldwide license, with the right to grant sublicenses (subject to the terms of Section 2.2 hereof), during the term of this Agreement (as provided in Section 6 hereof) to conduct research in the Field of Use using the Patent Rights and the Technical Information and to develop, use, make, have made, practice, import, carry out, manufacture, have manufactured, offer for sale, sell and/or have sold Products in the Field of Use in the Territory using the Patent Rights and the Technical Information. The foregoing grant of exclusivity is made expressly subject to the following:

            (A)  All  applicable  laws  and  regulations,   including,   without
limitation, the requirements of federal law as pertains to the manufacture of products within the United States;

            (B) All applicable rules of the Funding Agencies which have provided funding to CSMC or to any of its employees (including any of the Inventors) for the development of the Patent Rights and Technical Information; and

            (C) The following non-exclusive rights to the Patent Rights and Technical Information, which are retained by CSMC (and which are transferable by CSMC solely to its Affiliates for so long as they remain Affiliates) within the Field of Use:

                  (I) Subject to Licensee's right to prior review to determine the patentability thereof (which shall expire after forty-five (45) days after Licensee's receipt thereof in complete written form, including all amendments), the right to submit for publication the scientific findings from research conducted by or through CSMC or its investigators (including the Inventors) related to the Patent Rights and the Technical Information;

                  (II) Except as provided in subparagraph (d) hereof,  the right
(A) to use any tangible or intangible information contained in the Patent Rights or the Technical Information (so long as CSMC shall treat such information as Confidential Information and maintain its confidentiality in accordance with
Section 10 hereof), for CSMC's internal teaching and other educationally-related and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize or develop such information, and (B) to obtain research funding for further study and development thereof from governmental and other nonprofit organizations (including grant applications); and

                  (III) Except as provided in subparagraph (d) hereof, the right to conduct research using the Patent Rights and Technical Information, and to develop, use, make, practice, carry-out, and otherwise exploit the Patent Rights and Technical Information for CSMC's internal research and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize or develop any Product.


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

            (D) CSMC shall not, under any circumstances, grant and/or transfer any rights (i) retained by CSMC under Section 2.1(c) to any third party (other than to Licensee or, where required by applicable law, rule, regulation, governmental policy or contract, to any Funding Agency or the United States Government) or (ii) to commercialize Inventions or information related thereto derived directly from the Patent Rights or the Technical Information in the Field of Use as a result of CSMC's teaching and internal research and clinical activities with respect to the Patent Rights and Technical Information otherwise permitted by Sections 2.1(c)(ii) and (iii) above.

            (E) There are no rights to the Patent Rights and the Technical Information outside of the Field of Use to be retained by CSMC. All rights to the Future Patent Rights and Future Technical Information shall be governed by
Section 2.3 hereof and, if applicable, any license agreement between CSMC and Licensee with respect to such Future Patent Rights and Future Technical Information.

      2.2 RIGHT TO SUBLICENSE. Licensee shall have the right to grant sublicenses to any of its rights under Section 2.1; provided, however, that Licensee shall not sublicense any such rights to any entity which is not a recognized biopharmaceutical, pharmaceutical or bio-diagnostic company which is either (a) listed on Schedule C hereto, as amended from time to time by mutual agreement of the parties, or (b) generally recognized in such industries and has a level of science, management and investors of the quality as shall be acceptable to CSMC (each, an "Acceptable Sublicensee") on the basis of CSMC's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). In order to preserve and protect the value of the Patent Rights and Technical Information, Licensee shall obtain the prior written consent of CSMC prior to entering into or granting a sublicense to any party who is not an Acceptable Sublicensee under subclause (a) above. Licensee also shall keep CSMC reasonably informed with respect to the progress of any relations entered into with any Acceptable Sublicensees (or any other party for whom CSMC has given its prior written consent) and shall give due consideration to any comments or concerns that CSMC has with respect to same. Any and all sublicenses shall be subject to the terms of this Agreement. Licensee shall promptly notify CSMC of all sublicenses and shall require all sublicensees to perform in accordance with the terms of this Agreement (including, but not limited to, the royalty reporting and record keeping provisions, the indemnification and inspection provisions, and the provisions pertaining to the use of CSMC's names and marks and Confidential Information). Licensee will be responsible for enforcing each sublicensee's obligations under its sublicense and, in particular, royalty payment obligations due on such sublicensee's sales of Products. If Licensee shall conduct one or more audits of its sublicensees hereunder during the term hereof, Licensee shall provide to CSMC, on a timely basis, copies of all audit reports; provided, however, that Licensee shall have the right to redact from such audit reports any and all information which is not related to the Patent Rights and Technical Information or the license granted to Licensee under this Agreement. The covenants pertaining to the use of CSMC's name and marks, the indemnification of CSMC and the use of CSMC's Confidential Information in any sublicense shall run for the benefit of CSMC, who shall be expressly stated as being a third-party beneficiary thereof with respect to the covenants set forth in this Agreement. Licensee understands and agrees that none of its permitted sublicenses hereunder shall reduce in any manner any of its obligations set forth in this Agreement.


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


      2.3 CERTAIN FUTURE RIGHTS. The following shall pertain to Inventions which constitute Future Patent Rights or Future Technical Information: Subject to the rights and applicable rules of the Funding Agencies, Licensee shall have, for a period of ninety (90) days after either (a) receipt by Licensee of written notice from CSMC disclosing in adequate detail any such Inventions in the Field of Use or (b) written notification by any of the Inventors to each of Licensee and CSMC disclosing in adequate detail any such Inventions in the Field of Use, the exclusive first right to negotiate with CSMC to obtain one or more licenses to the Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use, upon such terms and conditions as shall be agreed by the parties hereto, which terms and conditions shall include provisions for fair market value consideration for the grant of any such licenses. Subject to the rights and applicable rules of the Funding Agencies or the United States Government, and to the extent it would not impair or jeopardize any efforts of CSMC to obtain domestic or foreign rights thereto, CSMC shall provide Licensee with prompt written disclosure of Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use as may be developed by CSMC or either of the Inventors. If Licensee declines or fails to pursue, or if the parties fail to conclude negotiations for a license to, such Future Patent Rights in the Field of Use and/or Future Technical Information in the Field of Use during the ninety (90) day period specified above, then CSMC shall have the right to commence discussions with any other party concerning such Future Patent Rights and/or Future Technical Information. Subject to the provisions of this Section 2.3, Licensee acknowledges and agrees that CSMC expressly retains and reserves any and all right, title and interest in and to the Future Patent Rights and Future Technical Information, whether or not in the Field of Use and, accordingly, no license to any Future Patent Rights or Future Technical Information is granted to Licensee under this Agreement. CSMC shall use its reasonable and continuing efforts during the term of this Agreement, in accordance with its policies and procedures, where appropriate, to file and maintain patent applications claiming Inventions in the Field of Use.

      2.4 LICENSE TO USE IMPROVEMENTS. Licensee hereby grants to CSMC the following license rights to the Licensee Improvements, which rights shall be nonexclusive, royalty-free, fully paid-up rights and subject to the following conditions:


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


            (A) Subject to Licensee's right to prior review to determine the patentability thereof within forty-five (45) days following receipt by Licensee, the right and license to publish the scientific findings from research conducted for Licensee by CSMC with respect to particular and identified Licensee Improvements;

            (B) Except as provided below in this Section 2.4, the right and license to use any tangible or intangible information contained in the Licensee Improvements (so long as CSMC shall treat such information as Confidential Information and maintain its confidentiality in accordance with Section 10 hereof), for CSMC's internal teaching and other educationally-related and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize or develop such information and, with Licensee's prior written consent (not to be unreasonably withheld, delayed or conditioned), to obtain research funding from governmental and other nonprofit organizations (including grant applications); and

            (C) Except as provided below in this Section 2.4, the right and license to conduct research using the Licensee Improvements, and to develop, use, make, practice and carry out the Licensee Improvements for CSMC's internal teaching and research and non-commercial (except for charges to its own patients) clinical purposes, where clinical use does not involve a third party funding grant to commercialize or develop any Product.

      CSMC shall not, under any circumstances,  grant and/or transfer any rights
(i) granted to CSMC under this Section 2.4 to any third party (other than to Licensee or, where required by applicable law, rule, regulation, governmental policy or contract, to any Funding Agency or the United States Government) or
(ii) to commercialize or develop Inventions in the Field of Use resulting directly from the Licensee Improvements as a result of CSMC's internal research and clinical activities with respect to the Licensee Improvements otherwise permitted by Sections 2.4(b) and (c) above.

      2.5 MILESTONES. Licensee acknowledges that (a) it is important to CSMC that Licensee pursue the development, commercialization and marketing of Products and otherwise exercise commercially reasonable efforts to maximize the value of this Agreement to CSMC and (b) the United States Government under Title 35, Section 203 of the United States Code, has certain march-in rights with respect to the Patent Rights to the extent such Patent Rights were developed with funding from the United States Government. Licensee shall be deemed to have exercised commercially reasonable efforts to maximize the value of this Agreement to CSMC, and the milestone requirements of this Section 2.5 shall be deemed to have been met, if Licensee meets the respective requirements set forth on Schedule D hereto, with each such requirement being deemed a separate and independent condition (each, a "Milestone"). Within sixty (60) days after each anniversary of the Effective Date, Licensee shall prepare and deliver to CSMC an annual written report (to be certified by an executive officer of Licensee) indicating its compliance with the Milestones. If Licensee fails to meet any annual Milestone designated in Schedule D hereto, CSMC may, at its option and as its sole remedy for Licensee's breach of this Section 2.5, upon written notice to Licensee, (i) convert the exclusive license granted under Section 2.1 hereof to a non-exclusive license or to a co-exclusive license, or (ii) terminate the license; provided, however, that CSMC shall in good faith review Licensee's efforts and shall not exercise any of such remedies if Licensee has demonstrated that (A) it has been exercising reasonable and diligent efforts, consistent with industry standards, or (B) it has been subject to events commonly recognized as "force majeure" events (i.e., events or causes for delay beyond its reasonable control). In the event that Licensee does not develop or commercialize one or more Products as a result of legitimate patent infringement, interference or other issues relating to the Patent Rights, all of Licensee's obligations with respect to such Products, including, without limitation, royalty and other payment obligations, and milestone and diligence obligations related to that particular Product in that jurisdiction, shall be suspended unless and until such patent infringement, interference or other issues are resolved. In the event that any such issues are not resolved during the term of the Agreement, or in the event that such issues are resolved in a manner that does not provide commercially reasonable incentive to develop or commercialize such Products, then Licensee shall have no further obligations hereunder with respect to such Products.


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      2.6 PROCEDURE FOR GRANTING ACCESS TO TECHNICAL  INFORMATION.  The grant of rights by CSMC to Licensee pursuant to Section 2.1 hereof are expressly subject to the following provisions:

            (A) RESPONSIBILITY FOR MONITORING ACCESS TO TECHNICAL INFORMATION. During the term of this Agreement, the responsibility for monitoring access to the Technical Information (and any Future Technical Information) in the Field of Use at CSMC shall be borne by the Inventors or, in the event that all the Inventors shall die, become disabled or otherwise cease to be employees of CSMC for whatever reason, the Senior Vice President for Academic Affairs of CSMC (or his or her functional equivalent at CSMC) (the "Gatekeeper"). Subject to Sections 2.1(c), 2.4 and 3.3 hereof, the Gatekeeper shall not grant access to the Technical Information or any Future Technical Information in the Field of Use to any person at CSMC except as provided in this Section 2.6, and CSMC's sole responsibility with respect to requests for the grant of access to the Technical Information or any Future Technical Information in the Field of Use by any person at CSMC shall be to refer all such requests to the Gatekeeper.

            (B) CONDITIONS OF ACCESS TO THE TECHNICAL INFORMATION. As a condition to any use of the Technical Information or Future Technical Information by, and any grant of access to the Technical Information or any Future Technical Information to, any person at CSMC within the Field of Use during the term of this Agreement, such person shall be required to (i) obtain the prior written consent of the Gatekeeper to obtain the use of or access to the Technical Information or Future Technical Information within the Field of Use, and (ii) after obtaining the Gatekeeper's prior written consent, execute a material transfer agreement (to be obtained from the Gatekeeper) in the form customarily employed for such purpose by CSMC. Such material transfer agreement shall identify Licensee's rights in such Technical Information and/or such Future Technical Information and specify the obligations of the transferee, which obligations shall not be less than those of CSMC under this Agreement. The Gatekeeper shall then promptly provide the executed originals of all such material transfer agreements to CSMC, with an executed copy to Licensee for its records.


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


            (C) SPECIAL SITUATIONS. Licensee shall obtain the prior written consent of CSMC to any proposed transfer of Technical Information (or any Future Technical Information) or any proposed sublicense of any Patent Rights, to any other person or entity for which special notice and for which commercially reasonable justification is previously provided by CSMC to Licensee.

      2.7 CONDITIONS TO EFFECTIVENESS. As a condition precedent to the effectiveness of this Agreement, all of the following documents and instruments shall have been fully executed and delivered by each of the parties hereto and thereto: (a) this Agreement, including applicable Schedules A, B, C and D, (b) that certain Stock Purchase Agreement by and between Licensee and CSMC in the form of that attached hereto as Schedule E (the "Stock Purchase Agreement"), (c) a stock certificate or certificates in the name of CSMC for the Shares of Licensee as provided in Section 4.1 hereof, (d) that certain Facilities Lease by and between Licensee and CSMC in the form of that attached hereto as Schedule F (the "Facilities Lease"), (e) that certain Equipment Lease by and between Licensee and CSMC in the form of that attached hereto as Schedule G (the "Equipment Lease"), and (f) that certain Employee Loan-Out Agreement by and between Licensee and CSMC in the form of that attached hereto as Schedule H (the "Loan-Out Agreement"). For purposes of this Agreement, the "Effective Date" shall mean, and this Agreement shall become effective upon, the date upon which the last of the documents or instruments described in the preceding sentence has been fully executed and delivered by all of the parties hereto and thereto.

3.    REPRESENTATIONS AND WARRANTIES

      3.1 RIGHTS TO TECHNOLOGY. Except for the rights, if any, of the Funding Agencies or the United States Government, CSMC represents and warrants to Licensee that, to the best of its current knowledge (without investigation outside of CSMC as to such representations and warranties) (a) it has the right to grant the licenses in this Agreement, (b) it has not granted licenses to the Patent Rights or Technical Information to any other party that would restrict the rights granted hereunder except as stated herein, (c) it is the owner of the Patent Rights and Technical Information, (d) no other party has any interest in the Patent Rights or Technical Information and (e) there are no claims, judgments or settlements to be paid by CSMC with respect the Patent Rights or Technical Information or pending claims or litigation relating to the Patent Rights or Technical Information. Except for any potential or actual rights of Funding Agencies or the United States Government, CSMC is not aware that any additional rights or licenses are necessary for Licensee to exercise its licensed rights granted by CSMC under this Agreement.

      3.2 LIMITED WARRANTY. CSMC makes no representation or warranty other than those expressly specified in this Agreement. Licensee accepts the Patent Rights and the Technical Information on an "AS-IS" basis. CSMC MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHER ATTRIBUTES OF ANY OF THE PATENT RIGHTS OR TECHNICAL INFORMATION.

      3.3 RIGHTS RETAINED BY FUNDING AGENCIES. Licensee acknowledges that to the extent that the Patent Rights and Technical Information have been developed in part under one or more funding agreements ("Funding Agreements") with one or more Funding Agencies, such Funding Agencies may have certain statutory, non-exclusive rights relative thereto for use for government purposes as well as regulatory or statutory "march-in rights" (collectively, "Statutory Rights"). Licensee also acknowledges that to the extent that the Future Patent Rights and Future Technical Information may be developed in part under one or more Funding Agreements with one or more Funding Agencies, such Funding Agencies may have certain Statutory Rights relative thereto. This Agreement is explicitly made subject to such Statutory Rights and, to the extent of any conflict between any such Statutory Rights and this Agreement, such Statutory Rights shall prevail.

4.    CONSIDERATION

      In consideration of the execution and delivery by CSMC of this Agreement, Licensee agrees as follows:

      4.1 ISSUANCE OF STOCK. As of the Effective Date, Licensee shall have issued 681,818 shares of the voting "Junior Preferred Stock of Licensee (the "Shares"). The Shares to be issued to CSMC shall be Junior Preferred Stock, with the rights, preferences, privileges and restrictions set forth in the Stock Purchase Agreement and/or in Licensee's Certificate of Incorporation and other charter documents ("Charter Documents"). Licensee represents and warrants to CSMC that, as of the Effective Date, (a) the total Shares issuable to CSMC hereunder shall equal twelve percent (12%), in the aggregate, of the total issued and outstanding shares of Licensee's capital stock, as more fully described in the capitalization table attached as Schedule I, (b) the Shares shall be convertible voting preferred stock having the rights, preferences, privileges and restrictions as set forth in the Stock Purchase Agreement and/or the Charter Documents), (c) shall represent one hundred percent (100%) of the issued and outstanding shares of the Junior Preferred Stock of Licensee), and
(d) would represent, at the time of issuance, twelve percent (12%) of the issued and outstanding shares of Licensee's common stock if it were convertible immediately upon Licensee's issuance thereof to CSMC.

      4.2 PAYMENT OF ROYALTIES. Licensee shall pay to CSMC certain royalties, which shall be determined and paid in accordance with Schedule J hereto. As more particularly set forth in Schedule J hereto, Licensee shall permit representatives of CSMC, upon reasonable prior notice, to audit and inspect its books and records (including such thereof as shall exist in computer systems and computer memories) in order for CSMC to determine that Licensee is in full compliance with its obligations to pay and account for the royalties required by this Agreement.

      4.3 CONSULTING GUIDELINES; SEEKING RESEARCH GRANTS. Notwithstanding anything to the contrary contained in CSMC's "Guidelines on Institutional Acceptance of Equity as Part of Licensing Transactions", CSMC expressly agrees that, at all times during the term of this Agreement, and subject to compliance with the "Full Time Faculty Consulting Guidelines" of CSMC and the terms of any consulting or similar agreement approved by CSMC, the Inventors (a) may hold one or more management and/or consulting positions with Licensee, (b) may be appointed to, and act as members of, the Board of Directors and/or advisory boards of Licensee, and (c) may be "loaned-out" to Licensee pursuant to the terms of the Loan-Out Agreement. In addition, Licensee acknowledges that each Inventor, in his capacity as an employee of CSMC, may continue to seek research funding after the Effective Date from Funding Agencies and nonprofit organizations, as appropriate, in connection with the conduct of the Liver Studies Programs and research programs in liver biology, pathophysiology and therapy, transplantation biology and minimally-invasive surgery at CSMC conducted under the direction or supervision of the Inventors as the principal investigators.

      4.4 RIGHT OF FIRST CONSIDERATION. With respect to continued research in the areas of bioartificial liver devices, bioartificial liver systems and associated technology related to a bioartificial human liver ("BAL Area"), if any, Licensee shall consider CSMC as its external facility of first choice, for research contracts in excess of Twenty-Five Thousand Dollars ($25,000) for research in the BAL Area (excluding therefrom clinical trials in which CSMC would be considered to be an inappropriate choice by reason of its relationships with the Inventors). Licensee shall notify CSMC in writing in each such case where Licensee intends to fund such external research in the BAL Area. Such written notice shall specify the general criteria upon which Licensee intends to choose the appropriate facility to conduct the proposed research, and CSMC shall promptly provide such information to Licensee as shall be relevant in demonstrating its ability to meet such criteria. Upon the presentation of such information, CSMC and Licensee shall negotiate in good faith the proposed terms of a research agreement, to be consummated within forty-five (45) days after receipt by CSMC from Licensee of a detailed written description of the research to be conducted.

      CSMC acknowledges and agrees that the Shares, royalties, and other obligations of Licensee under this Agreement constitute fair market value for the rights granted to Licensee under this Agreement based on arms'-length negotiations with Licensee and an independent evaluation made by CSMC's outside expert(s).

5.    PATENT RIGHTS

      5.1 PROSECUTION. Commencing on the Effective Date, Licensee shall assume, in coordination with CSMC, full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind (collectively "Prosecution") relating to the Patent Rights in the Territory, including, but not limited to, payment of all costs, fees and expenses related thereto. Subject to the approval of CSMC (which approval shall not be unreasonably withheld, delayed or conditioned), Licensee shall have the right to select counsel with respect to the responsibility assumed by Licensee in this Section 5.1, and Licensee shall diligently pursue the Prosecution of the Patent Rights to the benefit of CSMC. For all purposes of the patent Prosecution, CSMC shall be the named "client" of such patent counsel. Each party shall provide the other with copies of any and all material or communications with the United States Patent and Trademark Office, or any foreign patent office, and CSMC shall be afforded the opportunity of prior review and comment on such action or paper.

      5.2 ABANDONMENT, DISCLAIMERS, ETC. Licensee shall obtain the prior written consent of CSMC (which consent shall not be unreasonably withheld, delayed or conditioned) prior to abandoning, disclaiming, withdrawing, seeking reissue or allowing to lapse any material patent, patent application or Licensee Improvements relating to the Patent Rights; provided, however, that CSMC shall not require Licensee to maintain any patent or patent application in any jurisdiction where such maintenance would not be commercially reasonable or economically feasible; and, provided further, that any failure by Licensee to obtain such prior written consent shall not be deemed a breach of this Agreement if Licensee has otherwise complied with the following notice requirements. In the event that Licensee shall elect to abandon the Prosecution or maintenance of any patent or patent application included in the Patent Rights, Licensee shall notify CSMC of such election at least forty-five (45) days before a final due date which would result in abandonment or bar of patentability of the patent or patent application. In such event, CSMC may, at its sole option and expense, continue Prosecution or maintenance of the patent application or patent.
Licensee further agrees that it shall not file any continuation-in-part application relating to the Patent Rights unless the additional disclosure or material to be included in the continuation-in-part application is necessary or appropriate to support the patentability of a claim recited in a parent application on which the continuation-in-part application is based. Prior to filing any continuation-in-part application, Licensee shall consult with CSMC to discuss the need for filing such an application. If CSMC shall disagree with Licensee's conclusion that such a continuation-in-part application is either necessary or appropriate to support the patentability of a claim recited or capable of being recited in a patent application, then the matter shall be submitted for resolution to independent patent counsel mutually agreed upon by the parties, who will determine whether a continuation-in-part application is necessary or appropriate in accordance with this Section 5.2. Any decision made by such independent patent counsel shall be conclusive and binding on the parties hereto.

      5.3 EXPENSES. Licensee shall pay all expenses resulting from its obligations in Section 5.1 hereof. CSMC shall exercise reasonable efforts to cause the Inventors (to the extent they are available and on CSMC's staff as employees) to cooperate fully with Licensee with respect to the Prosecution, maintenance and protection of the Patent Rights, and CSMC shall be reimbursed for all reasonable out-of-pocket expenses as such expenses are incurred.

6.    TERM AND TERMINATION

      6.1 TERM. Unless earlier terminated as provided in Section 6.2 hereof, the term of this Agreement shall commence on the Effective Date and shall expire, on a country-by-country basis, on the date upon which the last to expire of the patents covering the Patent Rights shall expire. Upon expiration of the term of this Agreement, Licensee shall have a fully paid-up, royalty-free, perpetual, nonexclusive license to use the Technical Information.

      6.2 TERMINATION. Except as provided by Section 6.3 hereof, this Agreement shall terminate upon the earliest to occur of the following:

            (A) Automatically if Licensee shall enter into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or if the business of Licensee shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Licensee or otherwise; provided, however, that if any such action is involuntary, termination shall not take place unless the action is not reversed within sixty (60) days. Further, Licensee shall give CSMC at least forty-five (45) days' prior written notice before Licensee initiates any bankruptcy proceeding, and CSMC shall have the right to terminate this Agreement immediately upon receipt of such notice;

            (B) Upon thirty (30) days' written notice from CSMC if, within such thirty (30) day period, Licensee shall fail to pay fully any royalty payment required by Section 4.3 hereof or Schedule J hereto;

            (C) Upon ninety (90) days' written notice from CSMC if, within such ninety (90) day period, Licensee shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that Licensee may avoid such termination if, before the end of such 90-day period, such breach or default has been cured by Licensee;

            (D) Upon ninety (90) days' written notice from Licensee if, within such ninety (90) day period, CSMC shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that CSMC may avoid such termination if, before the end of such 90-day period, such breach or default has been cured by CSMC;

            (E) Upon the mutual written agreement of the parties hereto (such termination to be effective as of the date mutually agreed upon in such written agreement); or

            (F) As to the entire Agreement, at Licensee's sole discretion, upon sixty (60) days' written notice from Licensee.

      6.3 OBLIGATIONS UPON TERMINATION. Upon any termination of this Agreement pursuant to Section 6.2 hereof, nothing herein shall be construed to release any party from any liability for any obligation incurred through the effective date of termination (e.g., confidentiality, reimbursement of patent expenses incurred prior to such date, etc.) or for any breach of this Agreement prior to the effective date of such termination. Licensee may, for a period of one (1) year after the effective date of such termination, sell all tangible Products customarily classified as "inventory" that it has on hand at the date of termination, subject to payment by Licensee to CSMC of the applicable royalty or royalties, as set forth in Schedule J.

      6.4 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 6.2 hereof, where such termination has not been caused by any action or inaction on the part of any sublicensee of Licensee or by any breach by such sublicensee of its obligations under its sublicense from Licensee, such termination of this Agreement shall be without prejudice to the rights of each non-breaching sublicensee of Licensee and each non-breaching sublicensee shall be deemed to be a licensee of CSMC thereunder, and CSMC shall be entitled to all rights, but shall not be subject to any obligations (other than the grant of license and appurtenant obligations under this Agreement to the extent provided for in such sublicense) of Licensee thereunder.

      6.5 RIGHT TO INSTITUTE  LEGAL ACTIONS.  Notwithstanding  the provisions of
Section 6.2 hereof, CSMC, on the one hand, and Licensee, on the other hand, may institute any other legal action or pursue any other remedy against the other party permitted by applicable law if the other party does not substantially cure any breach or default of any material obligation as provided herein.

      6.6 REVERSION OF RIGHTS. Notwithstanding anything to the contrary set forth herein (including, but not limited to, Section 5 hereof), full responsibility for Prosecution of the Patent Rights shall, at the option of CSMC (exercisable in its sole and absolute discretion), and at its sole expense from the date of reversion, revert to CSMC upon any termination of this Agreement.

7.    INFRINGEMENT BY THIRD PARTIES

      7.1 ENFORCEMENT. Licensee shall have the first right and the obligation (as more particularly set forth in this Section 7.1) to enforce, at its sole expense, any Patent Rights to the extent licensed hereunder against infringement by third parties and shall notify CSMC in writing in advance of all such enforcement efforts. Licensee shall have the obligation to make the initial assessment of any actual or alleged infringement by a third party, to the extent such actual or alleged infringement is known to Licensee, and Licensee shall promptly inform CSMC of the results of such initial assessment. Upon Licensee's undertaking to pay all expenditures reasonably incurred by CSMC, CSMC shall reasonably cooperate in any such enforcement and, as necessary, join as a party therein. Licensee shall reimburse CSMC for all expenses, including reasonable attorneys' fees, incurred in connection with any such enforcement. In the event that Licensee does not file suit against or commence and conclude settlement negotiations with a substantial infringer of Patent Rights within ninety (90) days of receipt of a written demand from CSMC that Licensee bring suit, then the parties will consult with one another in an effort to determine whether a reasonably prudent licensee would institute litigation to enforce the patent in question in light of all relevant business and economic factors (including, but not limited to, the projected cost of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims against the parties hereto, the impact of any possible adverse outcome on Licensee and the effect any publicity might have on the parties' respective reputations and goodwill). If, after such process, it is determined that a suit should be filed and Licensee does not file suit or commence settlement negotiations forthwith against the infringer, then CSMC shall have the right, at its own expense, to enforce any Patent Rights licensed hereunder on behalf of itself and Licensee, and Licensee's failure to pursue such enforcement shall not be deemed a breach of this Agreement. Any amount recovered in any such action or suit, whether by judgment or settlement, shall be paid to or retained entirely by whichever party brought the action, or where both parties participate in such action or suit, all such amounts shall be allocated to each party in the ratio of damages incurred, after first paying each party's out-of-pocket expenses, including reasonable attorneys' fees.

      7.2 DEFENSE OF PATENT RIGHTS. In the event that any Patent Rights are the subject of a legal action seeking declaratory relief or of any reexamination or opposition proceeding instituted by a third party, the parties agree to promptly consult with one another concerning the defense of such actions or proceedings. If the parties agree that such defense should be undertaken, then Licensee shall bear the expenses, including attorneys' fees, associated with such defense and in any recoupment of expenses. If the parties disagree, then the party desiring to defend the action or proceeding may proceed with such defense and will bear its own expenses, and be entitled to all sums recovered.

8.    INDEMNIFICATION

      8.1 INDEMNIFICATION BY LICENSEE. Subject to Section 8.2 hereof, Licensee shall hold harmless, defend and indemnify CSMC and each of its officers, directors, employees (including the Inventors), agents and sponsors of the research (except Licensee) (each, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any and all claims, damages, losses, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) (collectively, "Losses") suffered or incurred by any of the Indemnified Parties in any action, litigation, arbitration or dispute of any kind ("Action") arising or resulting from any negligence or willful acts or omissions on the part of Licensee, its Affiliates or permitted sublicensees in connection with (a) their use the Patent Rights or Technical Information and/or
(b) the exercise of their rights hereunder or under any sublicense, including, but not limited to (i) the preclinical development and clinical testing of Products, and (ii) the manufacture, sale, use, marketing, or other disposition of Products developed, manufactured, sold, marketed, used or otherwise disposed of under this Agreement; provided, however, that Licensee shall have no obligation under this Section 8.1 with respect to any Losses in any Action to the extent such Losses are caused by the gross negligence or willful misconduct of an Indemnified Party. As part of its obligations hereunder, Licensee shall defend any Action brought against any of the Indemnified Parties with counsel of its own choosing and reasonably acceptable to CSMC, and neither CSMC nor any other Indemnified Party shall enter into any settlement of any such Action without first obtaining prior approval of Licensee. Should CSMC or any other Indemnified Party not afford Licensee the right to defend any such Action, or should CSMC or any other Indemnified Party not obtain the approval of Licensee to such settlement, Licensee shall have no obligation to indemnify CSMC or any other Indemnified Party hereunder. Should Licensee fail to provide a defense for the Indemnified Parties as required hereunder, then Licensee shall reimburse CSMC for its out-of-pocket expenses (including reasonable attorneys' fees and expenses and costs of investigation) which are incurred as a result of any investigation, defense or settlement relating to the foregoing, which reimbursement shall be made to CSMC upon receipt by Licensee of invoices reflecting in reasonable detail such expenses incurred by CSMC. Licensee shall obtain and maintain insurance policies (including products liability and general liability policies at such time as is appropriate) which are reasonable and necessary to cover its activities and to comply with the indemnification obligations set forth above. Such insurance policies shall (A) name CSMC as an additional insured party, (B) provide minimum amounts in coverage per occurrence that are standard and customary for similarly situated companies in the industry in which Licensee conducts business, and (C) provide for a thirty (30) day notice to CSMC of any material change in such policies. Upon initiation of any human clinical studies using a therapeutic molecule covered by the Patent Rights, Licensee shall have first increased its insurance coverage to a minimum amount in the aggregate that is standard and customary for similarly situated companies in the industry in which Licensee conducts business. Licensee shall provide CSMC with Certificates of Insurance upon request, and annually thereafter, evidencing the policies required in accordance with this Section 8.1.

      8.2 NOTICE OF CLAIM. CSMC shall promptly notify Licensee in writing of any claim or Action or material threat thereof brought against any Indemnified Party in respect of which indemnification for Losses may be sought and, to the extent allowed by law, shall reasonably cooperate with and provide full information to Licensee in defending or settling any such claim or Action. No settlement of any claim, Action or threat thereof received by CSMC and for which CSMC intends to seek indemnification (for itself or on behalf of any other Indemnified Party) for Losses shall be made without the prior joint written approval of Licensee and CSMC.

9.    USE OF NAMES

      Licensee shall not, unless as required by any law or governmental regulation, use the name of CSMC, and/or any of its trademarks, service marks, trade names or fictitious business names without express prior written consent of the Vice President for Public Relations and Marketing of CSMC. Further, prior to any reference by Licensee to the names or marks of CSMC in any manner, Licensee shall provide CSMC with a writing reflecting the proposed reference so that CSMC can review the reference within a reasonable period of time prior to the proposed use thereof by Licensee. This limitation includes, but is not limited to, use by Licensee in any regulatory filing, advertising, offering circular, prospectus, sales presentation, news release or trade publication. Subject to compliance by Licensee with the foregoing, which shall be deemed conditions precedent to any use of CSMC's name or marks by Licensee, Licensee shall ensure that the name of CSMC is used as scientifically or academically appropriate in the "byline" of any article, abstract, manuscript or any other publication related to the subject matter hereof.

10.   CONFIDENTIAL INFORMATION

      10.1 NON-DISCLOSURE. The parties hereto shall keep the terms of this Agreement and all business and scientific discussions relating to the business of the parties strictly confidential. All patient information to which a party is given access by the other party shall be subject to the provisions of the Confidentiality of Medical Information Act (Cal. Civ. Code ss.ss.56, et seq.). It may, from time to time, be necessary for the parties, in connection with performance under this Agreement, to disclose Confidential Information (including know-how) to each other. The Receiving Party (as defined in Section
1.2 hereof) shall keep in strictest confidence the Confidential Information of the Disclosing Party (as defined in Section 1.2 hereof), using the standard of care it normally uses for information of like character, and shall not disclose the Confidential Information to any third party or use it except as expressly authorized by the prior written consent of the Disclosing Party or as otherwise permitted by this Agreement; provided, however, that Licensee may disclose, and will not be required to maintain as confidential, the Patent Rights and Technical Information in connection with the exercise of its license rights hereunder. The Receiving Party's obligation hereunder shall not apply to Confidential Information that the Receiving Party can show:

            (A) Is or later becomes part of the public domain through no fault or neglect of the Receiving Party;

            (B) Is received in good faith from a third party having no obligations of confidentiality to the Disclosing Party, provided that the Receiving Party complies with any restrictions imposed by the third party;

            (C) Is independently developed without use of the Disclosing Party's Confidential Information by the Receiving Party; or

            (D) Is required by law or regulation to be disclosed (including, without limitation, in connection with FDA filings, filings with another government agency or as required under the California Public Records Act), provided that the Receiving Party uses reasonable efforts to restrict disclosure and to obtain confidential treatment and gives the Disclosing Party as much advance notice as reasonably possible.

      Except as provided in Sections 2.1(c)(i), 2.1(c)(ii) and 2.6, CSMC shall keep confidential and not disclose to third parties the Patent Rights and Technical Information.

      10.2 LIMITS ON PERMITTED DISCLOSURES. Each party agrees that any disclosure or distribution of the other party's Confidential Information within its own organization shall be made only as is reasonably necessary to carry out the intent of this Agreement. The parties further agree that all of their respective officers, employees, agents, representatives or approved sublicensees to whom any Confidential Information is disclosed or distributed shall have agreed to maintain its confidentiality, upon terms no less restrictive than those set forth in this Agreement. In such event, the Receiving Party shall identify with reasonable particularity, upon request by the Disclosing Party, each person within the Receiving Party's organization to whom the Receiving Party has disclosed or distributed Confidential Information.

      10.3 LEGALLY REQUIRED DISCLOSURES. If a subpoena or other legal process concerning Confidential Information is served upon any party hereto pertaining to the subject matter hereof, the party served shall notify the other party immediately, the other party shall cooperate with the party served, at the other party's expense, in any effort to contest the validity of such subpoena or other legal process. This Section 10.3 shall not be construed in any way to limit any party's ability to satisfy any disclosure of its relationship with the other party required by any governmental authority.

      10.4 PATENT RIGHTS AS CONFIDENTIAL INFORMATION. The Patent Rights are understood by Licensee to be the Confidential Information of CSMC to the extent "unpublished" as such term is construed under the United States Patent Laws. As such, Licensee's and CSMC's confidentiality obligations hereunder automatically extend to any and all Technical Information and to any and all patent applications of CSMC relating to any Patent Rights, Technical Information, Future Patent Rights and Future Technical Information and to any and all communications with the United States Patent Office, and any foreign patent office relating to any Patent Rights, Technical Information, Future Patent Rights or Future Technical Information.

      10.5 RETURN OF CONFIDENTIAL INFORMATION. In the event of any termination of this Agreement, the Receiving Party shall promptly return all Confidential Information and any copies made thereof previously made available to the Receiving Party by the Disclosing Party.

      10.6 REMEDIES. Both parties acknowledge and agree that it would be difficult to measure damages for breach by either party of the covenants set forth in this Section 10, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either party shall be entitled, in addition to all other remedies available hereunder or under law or equity, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

11.   INFORMATION EXCHANGE

      CSMC shall promptly disclose (or cause the Inventors to disclose) to Licensee the Patent Rights and Technical Information. In addition, the parties shall cooperate to exchange such non-confidential information as may be appropriate and necessary to facilitate Licensee's development and commercialization of Products incorporating any Patent Rights or Technical Information.

12.   PATENT MARKING

      In the event any Product is the subject of a patent under the Patent Rights, Licensee shall mark all products made, sold or otherwise disposed of by or on behalf of it or any of its sublicensees with the word "Patented" followed by the number of the licensed patent. In such case, Licensee shall mark any Product made using a process or method covered by any such Patent Rights with the number of each such patent.

13.   MISCELLANEOUS

      13.1 NOTICES. Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, (b) if sent by Federal Express(R), Airborne(R), or other overnight carrier, signature of delivery required, at the time of receipt by the intended recipient, or (c) if sent by facsimile transmission, when so sent and when receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

                  In the case of Inventors to:

                  c/o Achilles A. Demetriou, M.D., Ph.D.
                  2331 Buckingham Lane
                  Los Angeles, California  90077
                  Fax:     (310) 471-0765

                  c/o Jacek Rozga, M.D., Ph.D.
                  986 Blue Mountain Circle
                  Westlake Village, California  91362
                  Fax:     (310) 471-0765

                  or in the case of CSMC to:

                  Cedars Sinai Medical Center
                  Room 2009, North Tower
                  8700 Beverly Boulevard
                  Los Angeles, California  90048-1865

                  Attention:  Senior Vice President for Academic Affairs
                  Fax      (310) 423-0119

                  or in the case of Licensee to:

                  Arbios Technologies, Inc.
                  2331 Buckingham Lane
                  Los Angeles, California  90077
                  Attention:  Jacek Rozga, M.D., Ph.D., President
                  Fax:     (310) 471-0765

or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 13.1.

      13.2 COMPLIANCE WITH LAWS. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

      13.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of California, irrespective of choice of laws provisions. The parties agree that Los Angeles, California shall be the situs of any legal proceeding arising out of or relating to this Agreement.

      13.4 WAIVER. Failure of any party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

      13.5 ENFORCEABILITY. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

      13.6 MODIFICATION. No change, modification, or addition or amendment to this Agreement, or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the parties to this Agreement.

      13.7 ENTIRE AGREEMENT. This Agreement, the Schedules hereto (which are incorporated herein by this reference as if fully set forth herein), the Stock Purchase Agreement, the Facilities Lease, the Equipment Lease and the Loan-Out Agreement constitute the entire agreements among the parties with respect to the subject matter hereof and thereof, and replace and supersede as of the date hereof and thereof any and all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter of such agreements.

      13.8 SUCCESSORS. Except as otherwise expressly provided in this Agreement, this Agreement shall be binding upon, inures to the benefit of, and is enforceable by, the parties and their respective heirs, legal representatives, successors and permitted assigns.

      13.9 CONSTRUCTION. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement or any portion thereof.

      13.10 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by facsimile.

      13.11 ATTORNEYS' FEES. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party; and if such successful party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys' fees may be included in and as part of such judgment.

      13.12 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of each party and its respective successors and permitted assigns. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, except that (a) Licensee shall have the right to assign its rights and delegate its obligations hereunder to (i) an Acceptable Sublicensee, (ii) in connection with a merger, consolidation or reorganization of Licensee, (iii) to an Affiliate of Licensee or (iv) to a purchaser of all or substantially all of Licensee's assets that relate to the subject matter of this Agreement; and (b) CSMC shall have the right to assign its rights and delegate its obligations hereunder as part of any reorganization or bond financing. As an express condition of any such assignment or delegation by Licensee, the assignee shall be required to agree in writing to be bound by all of the terms and conditions of this Agreement.

      13.13 FURTHER ASSURANCES. At any time and from time to time after the Effective Date, each party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

      13.14 SURVIVAL. The following sections shall survive any expiration or earlier termination of this Agreement: Section 2.1(c) (retention of certain non-exclusive rights by CSMC), Section 8 ("Indemnification"), Section 9 ("Use of Name") and Section 10 ("Confidentiality"). The provisions set forth in Schedule J also shall survive any expiration or earlier termination of this Agreement, to the extent set forth therein.

      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.



                                 "LICENSEE":

                                 ARBIOS TECHNOLOGIES, INC.,
                                 A DELAWARE CORPORATION

                                 By:
                                     -----------------------------------------
                                     Kristin P. Demetriou, Secretary

                                 Date:  June __, 2001



                                 "CSMC":

                                 CEDARS SINAI MEDICAL CENTER, A CALIFORNIA
                                 NONPROFIT PUBLIC BENEFIT CORPORATION


                                 By: /s/ Shlomo Melmed, M.D.
                                     -----------------------------------------
                                     Shlomo Melmed, M.D.
                                     Senior Vice President for
                                     Academic Affairs


                                 Date:  June __, 2001



                                 By: /s/ Edward M. Prunchunas
                                     -----------------------------------------
                                     Edward M. Prunchunas
                                     Senior Vice President for
                                     Finance and CFO

                                     Date:  June __, 2001

ACKNOWLEDGED AND AGREED:

"INVENTORS":


/s/ Achilles A. Demetriou, M.D., Ph.D.
-----------------------------------------
Achilles A. Demetriou, M.D., Ph.D.


/s/ Jacek Rozga, M.D., Ph.D.
-----------------------------------------
Jacek Rozga, M.D., Ph.D.